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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 23, 2000, and to all references to our firm included in or made a part of this registration statement of Nuveen Investment Trust (comprising the Nuveen Growth and Income Stock Fund, Nuveen Balanced Municipal and Stock Fund, Nuveen Balanced Stock and Bond Fund, and Nuveen European Value Fund).

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Chicago, Illinois
October 25, 2000